Exhibit (i)(3)

1(415) 856-7007

davidhearth@paulhastings.com

April 30, 2015	27226.82270

VIA EDGAR

Matthews International Funds

d/b/a Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re:    Matthews International Funds - File Nos. 033-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Matthews International Funds, d/b/a the Matthews Asia Funds (the “Registrant”), as shown in Post-Effective Amendment No. 60 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth for PAUL HASTINGS LLP